Calculation of Filing Fee Tables
S-3
GENERAL DYNAMICS CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities of General Dynamics Corporation	457(r)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Other	Guarantees by Subsidiary Guarantors of Debt Securities of General Dynamics Corporation	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock, par value $1.00 per share, of General Dynamics Corporation	457(r)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Preferred Stock, par value $1.00 per share, of General Dynamics Corporation	457(r)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Other	Warrants of General Dynamics Corporation	457(r)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Other	Depositary Shares of General Dynamics Corporation	457(r)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	7	Other	Purchase Contracts of General Dynamics Corporation	457(r)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	8	Other	Units of General Dynamics Corporation	457(r)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. (2) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of the registration fee.

[2]	(1) An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. (3) American Overseas Marine Company, LLC, Bath Iron Works Corporation, Electric Boat Corporation, General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc., General Dynamics Ordnance and Tactical Systems, Inc., General Dynamics-OTS, Inc., Gulfstream Aerospace Corporation and National Steel and Shipbuilding Company may guarantee the debt securities of General Dynamics Corporation. No separate consideration will be received for any guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is required to be paid in respect of the guarantees of the debt securities which are being registered concurrently.

[3]	(1) An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. (2) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of the registration fee.

[4]	(1) An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. (2) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of the registration fee.

[5]	(1) An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. (2) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of the registration fee.

[6]	(1) An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. (2) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of the registration fee.

[7]	(1) An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. (2) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of the registration fee.

[8]	(1) An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. (2) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of the registration fee.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date